UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2017

CVS HEALTH CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-01011	05-0494040
(Commission File Number)	(IRS Employer Identification No.)

One CVS Drive Woonsocket, Rhode Island	02895
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 765-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The following are the voting results on each matter submitted to the stockholders of CVS Health Corporation (the “Company”) at the Annual Meeting of Stockholders held on May 10, 2017 (the “Annual Meeting”). The proposals below are described in detail in the proxy statement filed by the Company on March 31, 2017 (the “Proxy Statement”).

At the Annual Meeting, the 12 nominees for director were elected to the Company’s Board of Directors for a term of one year (Proposal 1). In addition, management proposals regarding the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2017 (Proposal 2), a non-binding resolution regarding approval of the compensation of the Company’s named executive officers as disclosed in the Proxy Statement (Proposal 3), and approval of the Company’s 2017 Incentive Compensation Plan (Proposal 5), were approved. A non-binding resolution recommending the frequency of future stockholder advisory votes on executive compensation resulted in a recommendation of every (1) year (Proposal 4), and the Company has therefore determined to hold such votes on an annual basis. In addition, a stockholder proposal requesting a reduction in the ownership threshold required for stockholders to call special meetings of stockholders (Proposal 6) received a majority of votes in favor, a stockholder proposal requesting a report on executive pay (Proposal 7) was rejected, and a stockholder proposal requesting a report on renewable energy targets (Proposal 8) was withdrawn at the meeting.

		For	Against	Abstained	Broker Non-Votes
1.	The election, for one-year terms, of persons nominated for directors, all as set forth in the Company’s Proxy Statement, was approved by the following votes:

	Richard M. Bracken	797,941,022	4,884,938	1,404,336	101,479,483
	C. David Brown II	780,757,944	22,053,442	1,418,910	101,479,483
	Alecia A. DeCoudreaux	798,073,076	4,739,997	1,417,223	101,479,483
	Nancy-Ann M. DeParle	798,522,221	4,375,604	1,332,471	101,479,483
	David W. Dorman	779,442,430	23,391,705	1,396,161	101,479,483
	Anne M. Finucane	517,275,532	284,795,815	2,158,949	101,479,483
	Larry J. Merlo	797,215,796	5,734,454	1,280,046	101,479,483
	Jean-Pierre Millon	795,713,706	7,149,118	1,367,472	101,479,483
	Mary L. Schapiro	797,806,007	5,140,188	1,284,101	101,479,483
	Richard J. Swift	716,676,102	85,737,951	1,816,243	101,479,483
	William C. Weldon	782,844,427	19,965,118	1,420,751	101,479,483
	Tony L. White	782,808,179	20,002,450	1,419,667	101,479,483

2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2017 fiscal year, as set forth in the Company’s Proxy Statement, was approved by the following vote:	887,791,011	15,560,069	2,358,699	—

3.	Company proposal to approve, by a non-binding vote, the compensation of the Company’s named executive officers, as set forth in the Company’s Proxy Statement, was approved by the following vote:	491,213,451	310,656,613	2,360,232	101,479,483

4.

Company proposal seeking a recommendation regarding the frequency of future stockholder votes on executive compensation resulted in a recommendation of every one (1) year, with the following votes recorded:

		One year: 779,521,399	Two years: 2,068,989	Three years: 20,602,651	Abstain: 2,001,027

5.	Company proposal to approve the Company’s 2017 Incentive Compensation Plan was approved by the following vote:	750,144,703	51,580,855	2,504,738	101,479,483

6.	Stockholder proposal requesting a a reduction in the ownership threshold required for stockholders to call a special meeting of stockholders was approved by the following vote:	419,689,081	381,708,195	2,833,020	101,479,483

7.	Stockholder proposal requesting a report on the Company’s executive pay was rejected by the following vote:	56,460,743	704,635,126	43,134,052	101,479,483

8.	Stockholder proposal requesting a report on the feasibility of renewable energy targets was withdrawn at the time of the meeting and therefore no vote was recorded.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS HEALTH CORPORATION

By:	/s/ Colleen M. McIntosh
Colleen M. McIntosh Senior Vice President and Corporate Secretary

Dated: May 12, 2017